Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	JIM GALEESE
DATE: JANUARY 16, 2019		(513) 793-3200

LSI INDUSTRIES INC. ANNOUNCES THE APPOINTMENT OF MICHAEL C. BECK AS

SENIOR VICE PRESIDENT - OPERATIONS; PROMOTES SAM SARSALARI TO

VICE PRESIDENT – MANUFACTURING

CINCINNATI, January 16, 2019 (GLOBE NEWSWIRE) - - LSI Industries Inc. (NASDAQ: LYTS) today announced the appointment of Michael C. Beck as Senior Vice President - Operations, effective February 11, 2019.

Mr. Beck most recently, from 2017 to the present, has served as Vice President, North Region of Simpler Consulting (an IBM company) which he joined in 2014. He has led and managed numerous engagements for industrial clients requiring expertise in Strategy Deployment, Daily Management, Problem Solving and Organizational Transformation. He began his career as an automotive design engineer, transitioned to a Continuous Improvement specialist under W. Edwards Deming at GM Powertrain Division and subsequently led the division in manufacturing, supply chain and engineering applications of the Deming management method. He then joined Toyota Motor Manufacturing with responsibility for strategic quality, learned Lean from its inventors and applied the Toyota Production System both internally and with Toyota suppliers. He then held executive positions in Manufacturing, Lean and Operational Excellence at United Technologies, Terex and Caesars Entertainment and also consulted in a variety of industries. Mr. Beck’s scope of responsibility will include Manufacturing, Global Sourcing, Materials, Continuous Improvement, Safety and Quality. Mr. Beck holds a B.S. in Mechanical Engineering from Michigan State University, a Master of Management degree from the Kellogg School at Northwestern University, and an M.S. in Applied Statistics from Oakland University.

James A. Clark, President and Chief Executive Officer, commented, “We look forward to Mike Beck joining the LSI executive management team on February 11. His extensive experience in manufacturing leadership and his impressive background in Continuous Improvement and Toyota Production System will enhance our focus on operational excellence. We are delighted to have Mike join the team.”

In a related organizational move, Sam Sarsalari, currently plant manager of LSI’s New Windsor, New York facility, has been promoted to Vice President – Manufacturing, effective immediately. Mr. Sarsalari held increasingly significant operations leadership roles with Modine Manufacturing, ASL Holdings, and Pregis prior to joining LSI in October 2016. His core competencies include quality systems (ISO / TS), CI (Lean / TPS), Six Sigma, supply chain management and project management. Mr. Sarsalari has handled significant operations and distribution assignments across North America. He succeeds Tom Palmer who will retire from LSI on March 31, 2019. Mr. Sarsalari holds a B.S. degree in Electronics Computer Engineering and an M.S. in Industrial Engineering from the University of Rhode Island.

LSI Industries Inc. Announces New Senior Vice President - Operations

January 16, 2019

About the Company

LSI Industries Inc. is a U.S.-based designer, manufacturer and marketer of lighting, graphics and technology solutions for both indoor and outdoor applications. The Company is a leader in the primary markets it serves including petroleum, automotive, quick serve restaurants, grocery, banking, retail, renovation, parking and warehousing. Products are marketed throughout North America by a network of independent sales representatives and distributors, as well as through national accounts. LSI partners with its customers to provide a full range of design support, engineering, installation and project management services. Headquartered in Blue Ash, Ohio, LSI currently employs over 1,200 employees and operates eight facilities throughout the U.S. The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS. Additional information can be found on the Investor Relations page at www.lsi-industries.com.

Forward-Looking Statements

For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.lsi-industries.com/fls as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors.

For further information, contact: Jim Galeese, Executive Vice President and Chief Financial Officer at (513) 793-3200.

Additional note: Today’s news release, along with past releases from LSI Industries, are available on the Company’s internet site at www.lsi-industries.com or by calling the Investor Relations Department at

(513) 793-3200.